SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  333-29015                   59-2346270
     (State or other             (Commission              (I.R.S. Employer
       Jurisdiction              File Number)            Identification No.)
    of incorporation)

          100 NORTHFIELD STREET
         GREENWICH, CONNECTICUT                               06830
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.     Changes in Control of Registrant

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets

            Not Applicable.

Item 3.     Bankruptcy or Receivership

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5.     Other Events

            Press Release

                        EQUIVEST FINANCE ANNOUNCES RECORD
                             FIRST QUARTER RESULTS -
                         Pretax Earnings Increase 32% on
                            Revenue Increase of 156%

Greenwich, Connecticut (Business Wire) - May 17, 1999 - Equivest Finance, Inc. (NASD:EQUI) today reported financial results for the first quarter ended March 31, 1999.

      First quarter pretax income increased 32% to a record $2.8 million, compared with $2.1 million in the first quarter of 1998. Revenues increased 156% to a record $13.0 million for the first quarter of 1999, compared with $5.1 million in the first quarter of 1998. None of the reported earnings or revenues resulted from gains on the sale of loans or other receivables. EBITDA for the first quarter of 1999 was $5.6 million, up 37% from $4.1 million in the first quarter of 1998.

      Net income for the first quarter was $1.59 million, with earnings per share of $.06 diluted on 25.8 million weighted average outstanding shares. Net income in the first quarter of 1998 was $1.45 million, or earnings per share of $.06 diluted on 22.3 million weighted average outstanding shares. During the first quarter of 1998, the company's effective rate of federal income taxation was significantly lower than the first quarter of 1999 due to the impact of utilization of net operating loss carryforwards in 1998.

      The operating results reported today have not been materially affected by Equivest's acquisition of six resorts and other assets from The Kosmas Group International, Inc., as this acquisition closed immediately prior to the end of the reporting period. However, the balance sheet reported today reflects the assets and liabilities acquired as part of the Kosmas transaction. Total assets increased $74.4 million to $271.7 million at March 31, 1999, up 38% compared with December 31, 1998, and up 99% compared with $136.9 million at March 31, 1998. Total net worth increased $3.5 million to $57.1 million at March 31, 1999, up 7% compared with December 31, 1998, and up 68% compared with $34.0 million at March 31, 1998.

      On a proforma basis, if the financial results of the company had included the results of the acquired Kosmas resorts since January 1, 1999, revenues for the first quarter would have been $23.8 million, up 83% from the Company's actual first quarter 1999 revenues. Pro


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

forma revenues would have been up 367% from actual revenues in the first quarter of 1998. Proforma pretax income for the first quarter of 1999 would have been $3.1 million, up 10% from the actual 1999 first quarter pretax income. Proforma pretax income was up 46% from actual 1998 first quarter pretax income.

      Net income on a pro forma basis for the first quarter of 1999 would have been $1.8 million, up 11% from actual 1999 first quarter net income, and up 21% from actual 1998 first quarter net income, which benefited from a lower effective tax rate. Earnings per share pro forma fully diluted would have been $.06, compared with $.06 actual for the first quarter. The lower rate of increase represented by pro forma pretax income compared with pro forma revenues reflects the fact that the Kosmas organization was in a distress situation prior to the sale of the acquired resorts to the Company. Management of the resorts during the pro forma period was under the Kosmas cost structure and management organization for all but five days of the first quarter. The Company expects that its lower cost structure and management will positively impact the margins of the acquired resorts in the future, but there is no assurance that this will take place, or of how much time will be required to achieve the necessary operating improvements.

      The Company's loan portfolio increased $32.5 million, or 23%, to $174.3 million at March 31, 1999, compared with $141.8 million in the prior year. Loan originations rose 36% to $26.4 million for the first quarter of 1999, compared with $19.4 million for the comparable period in 1998. Interest income remained the single largest component of revenue in the first quarter of 1999, but fell as a percentage of revenue from 94% in the first quarter of 1998 to 42.4% in the first quarter of 1999. This resulted from the addition of Eastern Resorts Corporation's ("ERC") Vacation Ownership Interval ("VOI") sales and resort management revenue, which did not exist during the first quarter of 1998, but which represented 38% and 18% of revenues in the first quarter of 1999, respectively.

      Total VOI sales were $4.9 million for the first quarter, compared with zero in the year earlier period. These sales result from the acquisition in August, 1998 of ERC. ERC had VOI sales of $2.7 million in the first quarter of 1998. Thus, VOI sales during the first quarter of 1999 were up 82% compared with ERC's sales in the year earlier period. VOI sales by Equivest during the fourth quarter of 1998, which was the first full quarter following the acquisition of ERC, were $3.5 million. VOI sales in the quarter ended March 31, 1999 rose $1.4 million (or 43%) compared with the previous quarter ended December 31, 1998.

      Richard C. Breeden, Chairman, President and Chief Executive Officer of Equivest commented: "This is the ninth consecutive quarter in which Equivest has posted quarterly year-on-year increases in pretax profit, with each quarter showing a minimum increase of 30% over the year earlier quarter. During the first quarter of 1999 we continued this trend and also set a new record level of both profitability and revenues. During the quarter, we also acquired six new resorts that added finished VOI inventory with a gross sales value of more than $175 million to the company. We are delighted to add the many employees of the new resorts to our company, and to welcome their owners to the Equivest family of resorts. We are now


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

engaged in an active effort to restructure the operations at the acquired properties, which have been effected by the difficulties of their former parent organization. Over time, we will seek to increase their margins in line with their potential, and with those of our other resorts."

      Equivest now provides high quality vacation opportunities at 13 locations in Rhode Island, Massachusetts, Maryland, Florida, Louisiana and the U.S. Virgin Islands. In the future, the Company plans to construct a new resort on land that it owns on Pennsylvania Avenue in Washington, D.C., and possibly, to expand to other locations as opportunities warrant. There are more than 23,000 owners of intervals in Equivest's resorts, and Equivest has more than 26,000 finished VOI intervals currently available for sale. Equivest also finances the construction of resorts by independent developers and consumer purchases of VOI's. Through its finance arm, Equivest also currently finances more than 23,000 consumer customers who own intervals in more than 65 resorts in the U.S., Canada, Europe and the Caribbean.

      Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.


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

                     EQUIVEST FINANCE, INC. AND SUBSIDIARIES
                                   (UNAUDITED)
                COMPARATIVE CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

ASSETS                                                March 31, 1999    December 31, 1998
                                                      --------------    -----------------
Cash and cash equivalents                                   $  4,404             $  3,487

Receivables, net                                             156,223              142,326

Investment in real estate joint venture                        3,699                2,971

Inventory                                                     60,126               10,361

Deferred financing costs, net                                  3,272                3,756

Cash - restricted                                              1,294                1,422

Accrued interest receivable                                    1,215                  971

Property and equipment, net                                   10,638                3,048

Goodwill, net                                                 27,075               27,247

Stock registration costs                                       1,610                1,480

Other assets                                                   2,190                  315
                                                            --------             --------
Total Assets                                                $271,746             $197,384
                                                            ========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

      Accounts payable                                      $  6,300             $  2,213
      Accrued expenses and other liabilities                  10,552                3,985
      Taxes payable                                            4,824                1,994
      Deferred income taxes                                    2,569                2,569
      Notes  payable                                         190,446              133,117
                                                            --------             --------
Total Liabilities                                            214,691              143,878
                                                            --------             --------

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
   Cumulative Redeemable Preferred Stock--Series 2
      Class A, $3 par value; 15,000 shares
      authorized, 10,000 shares Outstanding                       30                   30
   Common Stock, $.01 par value; 50,000,000 shares
      authorized, 25,688,351 shares issued and
      outstanding in 1999, and 25,198,351 shares
      issued and outstanding in 1998                             257                  252
   Additional paid-in capital                                 51,071               49,115
   Retained earnings                                           5,697                4,109
                                                            --------             --------

          Total Preferred and Common Stock and Other
            Capital                                           57,055               53,506
                                                            --------             --------
Total Liabilities and Stockholder's Equity                  $271,746             $197,384
                                                            ========             ========


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

                     EQUIVEST FINANCE, INC. AND SUBSIDIARIES

                                   (UNAUDITED)
                        CONSOLIDATED STATEMENT OF INCOME
                    (Dollars in thousands, except share data)

                                                     3 Months Ended March 31,
                                                       1999            1998
                                                       ----            ----
REVENUE

      Interest                                     $      5,521    $      4,769
      Timeshare interval sales                            4,932             -0-
      Resort operations                                   2,271             -0-
      Other income                                          290             314
                                                   ------------    ------------

         Total Revenue                                   13,014           5,083
                                                   ------------    ------------

COSTS AND EXPENSES

      Interest                                            2,221           1,653
      Cost of timeshare intervals sold                    1,174             -0-
      Sales and marketing                                 2,118             -0-
      Resort management                                   2,133             -0-
      Depreciation and amortization                         748             341
      Provision for doubtful receivables                    435             225
      General and administrative                          1,396             757
                                                   ------------    ------------

         Total Costs and Expenses                        10,225           2,976
                                                   ------------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                  2,789           2,107

PROVISION FOR INCOME TAXES                                1,200             655
                                                   ------------    ------------

NET INCOME                                         $      1,589    $      1,452
                                                   ============    ============

Earnings Per Common Share
  Weighted average shares outstanding                25,203,795      21,845,505

  Fully diluted average shares outstanding           25,767,809      22,302,392

  Net income                                       $      1,589    $      1,452
  Preferred stock dividend requirement                     (150)           (151)
                                                   ------------    ------------
  Net income after preferred stock dividends       $      1,439    $      1,301
                                                   ============    ============

  Primary earnings per share                       $       0.06    $       0.06
                                                   ============    ============

  Fully diluted earnings per share                 $       0.06    $       0.06
                                                   ============    ============


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

                     EQUIVEST FINANCE, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

            Selected Financial Data as a Percentage of Total Revenues

                                                            Three months ended
                                                                 March 31
                                                           1999           1998
                                                          ------         ------

Revenue:
  Interest                                                  42.4%          93.8%
  Timeshare interval sales                                  37.9             --
  Resort operations                                         17.5             --
  Other income                                               2.2            6.2

                                                          ------         ------
 Total revenue                                             100.0%         100.0%

Expenses:
  Interest                                                  17.1%          32.5%
  Cost of timeshare intervals sold                           9.0             --
  Sales and marketing                                       16.3             --
  Resort management                                         16.4             --
  Depreciation and amortization                              5.7            6.7
  Provision for doubtful accounts                            3.3            4.4
  General and administrative                                10.8           14.9

                                                          ------         ------
   Total expenses                                           78.6%          58.5%

                                                          ------         ------
Income before taxes                                         21.4%          41.5%

Provision for income taxes                                   9.2%          12.9%

                                                          ------         ------
Net income                                                  12.2%          28.6%


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

                     EQUIVEST FINANCE, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                             Selected Financial Data
                             (Dollars in Thousands)

                                                        March 31,     March 31,
                                                           1999          1998

A&D Loans                                               $  28,141     $  46,337
Purchased receivables                                      93,139        84,178
Hypothecation loans                                         9,365        10,370
Consumer loans, owned                                      39,197            -0-
Other loans                                                 4,492           941

                                                        ---------     ---------
     Total loans outstanding                            $ 174,334     $ 141,826

Specific reserves                                       $  18,118     $  16,308
General reserves                                            4,929         2,667
Overcollateralization                                       1,941         1,869

                                                        ---------     ---------
     Total reserves and overcollateralization           $  24,988     $  20,844

     Total reserves and overcollateralization as
     % of total loans                                        14.3%         14.7%

Chargebacks (2)                                             2,119         1,612

Chargebacks as a % of Consumer Financing (1)(2)               2.1%          1.7%

Allowance for doubtful accounts, beginning of year      $   3,835     $   2,442
Provision for loan losses                                     435           225
Allowance related to the Kosmas transaction                   832            -0-
Charges to allowance for doubtful accounts                   (173)           -0-
Charges against specific developer reserves                    -0-           -0-

                                                        ---------     ---------
Allowance for doubtful accounts, end of period          $   4,929     $   2,667

(1)   Consumer Financing includes purchased receivables and hypothecation loans.
(2)   Represents quarterly amounts.


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

Item 6.     Resignation of Registrant's Directors

            Not Applicable.

Item 7.     Financial Statements and Exhibits

            Not Applicable

Item 8.     Change in Fiscal Year

            Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUIVEST FINANCE, INC.


Date: May 18, 1999                     By: /s/ Gerald L. Klaben, Jr.
                                           -------------------------------------
                                       Name:  Gerald L. Klaben, Jr.
                                       Title: Senior Vice President
                                               & Chief Financial Officer


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